Consent of Independent Accountants

         We hereby consent to the incorporation by reference of our report dated August 15, 1997, relating to the financial statements and financial highlights appearing in the Annual Reports to Shareholders dated June 30, 1997 of the PIMCO
Funds: Multi-Manager Series, which have been further incorporated into the Proxy Statement/Prospectus constituting part of the registration statement on Form N-14 (the "Registration Statement"). We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in such Registration Statement.

Price Waterhouse LLP

Kansas City, Missouri
March 16, 1998

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                       CONSENT OF INDEPENDENT ACCOUTANTS

We hereby consent to the incorporation by reference of our report dated March 11, 1998, relating to the financial statements dated January 2, 1998 of the PIMCO Funds: Investment Management Series: Municipal Bond Fund, which has been further incorporated into the Proxy Statement/Prospectus constituting part of the registration statement on Form N-14 (the "Registration Statement"). We also consent to the references to us under the heading "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in such Registration Statement.

Price Waterhouse LLP

Kansas City, Missouri
March 16, 1998